Yanbing Li Appointed to Equinix Board of Directors

REDWOOD CITY, Calif. – August 14, 2025 – Equinix, Inc. (Nasdaq: EQIX), the world’s digital infrastructure company®, today announced the appointment of Dr. Yanbing Li to the Equinix Board of Directors. Li currently serves as Chief Product Officer at Datadog, where she leads the team responsible for scaling the Datadog product portfolio to best meet the needs of its global customers and drive business growth.

“Yanbing is a proven technology and business leader with deep expertise in AI, cloud, enterprise software and global operations,” said Charles Meyers, Executive Chairman, Equinix. “She brings a proven track record for innovation and execution, having built market-leading products and scaled billion-dollar businesses at several of the world’s leading technology companies. Yanbing’s experience will be a tremendous asset as we drive our next wave of growth and extend our leadership position. We’re thrilled to welcome her to the Board and look forward to the impact of her leadership.”

Prior to joining Datadog, Li was the Senior Vice President of Engineering at Aurora, the first company to launch commercial driverless trucking services on public roads in the U.S., where she led all software development efforts for the company’s flagship autonomous driving product. Prior to Aurora, as Vice President of Product and Engineering at Google, Li was responsible for multiple product areas of Google Cloud, including Google Cloud Commerce and Cloud Operations. Before joining Google, Li served as Senior Vice President and General Manager for the Storage and Availability Business Unit at VMware.

Li previously served on the Board of Directors for AVEVA and NeoPhotonics. She holds a Ph.D. degree from Princeton University in Electrical Engineering and Computer Engineering, as well as a master’s degree from Cornell University in Electrical Engineering and Computer Engineering. She completed the Stanford Executive Program at the Stanford Graduate School of Business in 2014.

About Equinix
Equinix, Inc. (Nasdaq: EQIX) shortens the path to boundless connectivity anywhere in the world. Its digital infrastructure, data center footprint and interconnected ecosystems empower innovations that enhance our work, life and planet. Equinix connects economies, countries, organizations and communities, delivering seamless digital experiences and cutting-edge AI—quickly, efficiently and everywhere.

Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from expectations discussed in such forward-looking statements. Factors that might cause such differences include, but are not limited to, risks to our business and operating results related to the current inflationary environment; foreign currency exchange rate fluctuations; stock price fluctuations; increased costs to procure power and the general volatility in the global energy market; the challenges of building and operating IBX® and
xScale® data centers, including those related to sourcing suitable power and land, and any supply chain constraints or increased costs of supplies; the challenges of developing, deploying and delivering Equinix products and solutions; unanticipated costs or difficulties relating to the integration of companies we have acquired or will acquire into Equinix; a failure to receive significant revenues from customers in recently built out or acquired data centers; failure to complete any financing arrangements contemplated from time to time; competition from existing and new competitors; the ability to generate sufficient cash flow or otherwise obtain funds to repay new or outstanding indebtedness; the loss or decline in business from our key customers; risks related to our taxation as a REIT; risks related to regulatory inquiries or litigation; and other risks described from time to time in Equinix filings with the Securities and Exchange Commission. In particular, see recent and upcoming Equinix quarterly and annual reports filed with the Securities and Exchange Commission, copies of which are available upon request from Equinix. Equinix does not assume any obligation to update the forward-looking information contained in this press release.

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